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                                                                     EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              ELOYALTY CORPORATION

                                   ----------

                    Adopted in accordance with the provisions of Section 242 of the General Corporation
                          Law of the State of Delaware

      The undersigned, being the President and Chief Executive Officer of eLoyalty Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify:

      1. That Article IV, paragraph A of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                  "(A) Authorized Capital Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is 540,000,000, consisting of 500,000,000 shares of common stock, with a par value of $.01 per share ("Common Stock"), and 40,000,000 shares of preferred stock, with a par value of $.01 per share ("Preferred Stock")."

      2. That the foregoing amendment of the Certificate of Incorporation of the Corporation has been duly adopted in accordance with Section 242 of the GCL.

      3. This Certificate of Amendment, and the amendment effected hereby, shall become effective at 7:58 a.m., Eastern Standard Time, on December 19, 2001.
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      IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed this 18th day of December, 2001.

                                    eLOYALTY CORPORATION


                                    By: /s/ Kelly D. Conway
                                       -----------------------------------------
                                    Name: Kelly D. Conway
                                    Title: President and Chief Executive Officer


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